Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED            , 1998

                              PROSPECTUS SUPPLEMENT

                     (To Prospectus dated ___________ , 19 )

                                 $ (Approximate)
                       Asset Backed Securities Corporation
                                    Depositor
           Conduit Mortgage Pass-Through Certificates, Class A, Series
                Principal and interest payable on the ____ th day
                   of each month, beginning ____________ , 19



     Class A-1 __% of principal payments on the Mortgage Loans; __% of interest payments at an __% pass-through rate on the Mortgage Loans (the "Pass-Through Rate") (Interest at an __% annual rate on unpaid Class A-1 principal amount)

         Class A-2 No principal payments on the Mortgage Loans; __% of interest payments at an __% Pass-Through Rate on the Mortgage Loans (Interest at an __% annual rate on the Class A-2 notional amount)

     The Conduit Mortgage Pass-Through Certificates (the "Certificates") will be composed of [two][three] classes (each, a "Class"), entitled Conduit Mortgage Pass-Through Certificates, Class A (the "Class A Certificates"), [and] Conduit Mortgage Pass-Through Certificates, Class B (the "Class B Certificates") [and Conduit Mortgage Pass-Through Certificates, Class R (the "Class R Certificates")]. The Class A Certificates offered hereby will be divided into two subclasses (each, a "Subclass") entitled Class A-1 (the "Class A-1 Certificates") and Class A-2 (the "Class A-2 Certificates") and will evidence undivided percentage ownership interests in a trust (the "Trust") composed of
(i) [conventional] [fixed-rate] [one- to four-family residential mortgage loans,] [(ii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations,] [(iii) loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling ("Cooperative Loans"),] [and (iv) mortgage participation certificates evidencing participation interests in such loans and meeting the requirements of the nationally recognized rating agency or agencies rating the certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (collectively, the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund").

                                                        (Continued on next page)

     See "Risk Factors" beginning on p.S-8 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Class A Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop or, if it does develop, that it will continue.

     The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" in the Prospectus.




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           Price to Public (1)   Underwriting Discount      Proceeds to the Depositor (1)(2)
Per Class A-1 Certificate         %                      %                                %
Per Class A-2 Certificate         %                      %                                %
Total                             $                      $                                $

(1) Plus accrued interest, if any, at the applicable rate from       , 19  .
(2) Before deducting expenses payable by the Depositor estimated at $


     The Class A Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Class A Certificates, in definitive fully registered form, will be delivered to the offices of Credit Suisse First Boston Corporation, New York, New York, on or about ________ , 199.

                           Credit Suisse First Boston


             The date of this Prospectus Supplement is ______ , 19 .

(Continued from prior page)

     The Mortgage Loans will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein) dated as of ______ , 199 , by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor"), in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus.

     The Class A-1 Certificates evidence ownership of __% of each principal payment on the Mortgage Loans and __% of each interest payment on the Mortgage Loans (representing interest at a rate of __% per annum on the unpaid principal amount of the Class A-1 Certificates). The Class A-2 Certificates evidence ownership of _____ % of each interest payment at the Pass-Through Rate on the Mortgage Loans (representing interest at a rate of ______ % per annum on the notional amount of the Class A-2 Certificates). The Class A-2 Certificates are not entitled to distributions in respect of principal. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein and in the Prospectus.

     [The Class B Certificates are not offered hereby. The Depositor intends to offer the Class B Certificates to sophisticated institutional investors from time to time in transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act").]

     THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         The Mortgage Loans may be prepaid at any time without penalty. [A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in Class A-1 Certificates, which are being offered at a discount to their principal amount.] Yields on the Class A-2 Certificates will be extremely sensitive to the prepayment experience on the Mortgage Loans, and prospective investors in such Certificates should fully consider the associated risks, including the risk that such investors, in circumstances of higher than anticipated prepayment, could fail to fully recoup their initial investment. See "The Mortgage Pool," "Yield Considerations" and "Maturity and Prepayment Considerations" in this Prospectus Supplement.


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.



[IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL ________________ , 19 , ALL DEALERS AFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ADDITIONAL INFORMATION


     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).



                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Mortgage Loans will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.

                                SUMMARY OF TERMS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not otherwise defined shall have the meanings given in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

Securities Offered...............   Conduit Mortgage Pass-Through Certificates,
                                    Class A, Series ___ (the "Class A
                                    Certificates").

                                    $__________________ Original Principal
                                    Amount Class A-1 Certificates (approximate).

                                    No Original Principal Amount Class A-2
                                    Certificates.

                                    The Class A-1 Certificates represent
                                    undivided percentage interests in
                                    approximately _______% of each principal payment on the Mortgage Loans (the "Principal Distribution") and undivided percentage interests in approximately _________% of each interest payment at the Pass-Through Rate on the Mortgage Loans (the "Interest Distribution") (representing interest at a rate of ___________ % per annum on the unpaid principal amount of the Class A-1 Certificates). The individual percentage interest (the "Percentage Interest") of any Class A-1 Certificate will be equal to the percentage obtained by dividing the original principal amount of such Class A-1 Certificate by the aggregate original principal amount of all Class A-1 Certificates.

                                    The Class A-2 Certificates represent
                                    Percentage Interests in approximately
                                    ________ % of the Interest Distribution
                                    (representing interest at a rate of
                                    ___________ % per annum on the unpaid
                                    notional amount of the Class A-2
                                    Certificates). The Class A-2 Certificates will not receive distributions of principal with respect to the Mortgage Loans. The Percentage Interest of any Class A-2 Certificate will be equal to the percentage obtained by dividing the original notional amount of such Class A-2 Certificate by the aggregate original notional amount of all Class A-2 Certificates. The notional amount of the Class A-2 Certificates is equal to the aggregate unpaid principal amount of the Class A-1 Certificates, and is used solely for purposes of determining interest payments and certain other rights of holders of the Class A-2 Certificates and does not represent any interest in such principal payments.

                                    The Class A Certificates represent in the aggregate an approximate ___________ % undivided interest in the Trust Fund. The remaining approximate ___________ % undivided interest in the Trust Fund is evidenced by the Class B Certificates, which are subordinated in certain respects to the Class A Certificates, as more fully described herein and in the Prospectus. [The Class B Certificates are not being offered hereby, and may be retained by the Depositor or sold by the Depositor at any time to one or more sophisticated institutional investors in privately negotiated transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act").]

Depositor........................   Asset Backed Securities Corporation, a
                                    Delaware corporation (the "Depositor").

Seller...........................   [       ]

Master Servicer..................   ___________, a ________ corporation (the
                                       "Master Servicer").

Cut-off Date.....................                       , 19   .

Delivery Date....................    On or about , 19 .

Record Date......................   With respect to each Distribution Date, [the
                                    last business day of the month preceding the month in which such Distribution Date occurs].

Distribution Date................   The ____ day of each month, or, if such day
                                    is not a business day, the next succeeding business day.

Interest Accrual Period..........   [With respect to any Distribution Date, the
                                    calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year comprised of twelve
                                    30-day months.]

Collection Period................   [With respect to a Distribution Date, the
                                    period beginning on the day after the Due
                                    Date in the month preceding the month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.]

Due Date.........................   [With respect to any Distribution Date
                                    and/or any Mortgage Loan, as the case may be, the first day of the month in which such Distribution Date occurs, or if such first day is not a business day, the business day immediately following such first day.]

Final Scheduled
   Distribution Date.............   [ ]. The Final Scheduled Distribution Date
                                    has been determined to be the Distribution
                                    Date succeeding the latest maturity date of any Mortgage Loan in the Mortgage Pool.

Denominations....................   The minimum denomination of a Class A-1
                                    Certificate will represent approximately
                                    $___________ aggregate principal balance of the Mortgage Loans on the Cut-off Date. The minimum denomination of a Class A-2
                                    Certificate will represent approximately
                                    $___________ notional amount.

Interest.........................   Passed through monthly, on each Distribution
                                    Date, commencing ________, 19 __. The
                                    Pass-Through Rate on the Mortgage Loans[, as of the Cut-off Date,] is ______% per annum.
                                    See "Description of the Certificates" in the Prospectus.

Principal (including
   prepayments) .................   Passed through monthly on the Distribution
                                    Date, commencing on______, 19 ___. The rate of distribution of principal of the Certificates [(other than the Class A-2 and
                                    Class R Certificates)] will depend on the rate of payment of principal of the Mortgage
                                    Loans which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans See
                                    "Description of the Certificates" in the Prospectus.

Mortgage Pool....................   The Mortgage Pool will consist of [fixed
                                    rate,] [fully-amortizing,] [level-payment] mortgage loans secured by Mortgages on [one- to four-family residential properties, loans
                                    (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation (the "Cooperative") and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling (a "Cooperative Dwelling" and, collectively with one- to four-family residential properties, "Single Family
                                    Property"), or mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily
                                    Property")] [located in the states _____ of and _____] [and mortgage participation certificates evidencing participation interests in such loans that meet the requirements of the nationally recognized rated agency or agencies rating the certificates (collectively, the "Rating
                                    Agency") for a rating in one of the two
                                    highest rating categories of such Rating
                                    Agency] (the "Mortgage Loans"). All Mortgage
                                    Loans will have original maturities of at least ____ but not more than ____ years. See
                                    "Description of the Mortgage Pool and the Underlying Properties" herein.*

Certain Risk Factors.............   For a discussion of certain risk factors
                                    that should be considered in connection with an investment in the Class A Certificates, including those relating to [describe risk factors specific to transaction], see "Risk
                                    Factors" herein.

Class B Certificates.............   The rights of the Class B Certificateholders
                                    to receive distributions with respect to the Mortgage Loans are subordinated to the rights of the Class A Certificateholders to receive such distributions to the extent of the Subordinated Amount described below.
                                    This subordination is intended to enhance the likelihood of regular receipt by Class A
                                    Certificateholders of the full amount of scheduled payments of principal and interest and to decrease the likelihood that the Class A Certificateholders will experience losses. The extent of such subordination
                                    (the "Subordinated Amount") will be
                                    determined as follows: on the Cut-off Date and on each anniversary of the Cut-off Date until _____, the Subordinated Amount will equal __% of the original aggregate principal balance of the Mortgage Loans less the amount of "Aggregate Losses" (as defined in the Prospectus) since the Cut-off Date through the last day of the month preceding such anniversary date; from the __th anniversary of the Cut-off Date, the Subordinated Amount will gradually decline in accordance with a schedule set forth in the Pooling and Servicing Agreement.

[Reserve Fund....................   The protection afforded to the Class A
                                    Certificateholders from the subordination feature described above will be effected both by the preferential right of the Class



* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in manufactured housing conditional sales contracts and installment loan agreements ("Contracts"), the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Summary of Terms-Contract Pool."

                                    A Certificateholders to receive current
                                    distributions with respect to the Mortgage
                                    Loans (to the extent of the Subordinated
                                    Amount) and by the establishment of a
                                    reserve (the "Reserve Fund"). The Reserve
                                    Fund is not included in the Trust Fund. The
                                    Reserve Fund will be created by the
                                    Depositor and shall be funded by the
                                    retention of all of the scheduled
                                    distributions of principal otherwise
                                    distributable to the Class B
                                    Certificateholders on each Distribution Date until the Reserve Fund reaches an amount (the "Required Reserve") that will equal [; thereafter, the Reserve Fund must be maintained at the following levels: ]. See "Description of the Certificates-- Subordinated Certificates" and
                                    "--Reserve Fund" in the Prospectus.]

[Optional Termination............   The Depositor may, at its option, repurchase
                                    from the Trust all Mortgage Loans remaining outstanding [at such time as the aggregate unpaid principal balance of such Mortgage
                                    Loans is less than 10% of the aggregate
                                    principal balance of the Mortgage Loans on the Cut-off Date]. The repurchase price will equal [the aggregate unpaid principal balance of such Mortgage Loans, together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs plus the appraised value of any property with respect thereof]. Any such termination will be effected in compliance with the requirements of Section 860F(a)(iv) of the Internal Revenue Code of 1986, so as to constitute a "qualifying liquidation" thereunder. See "Description of the
                                    Certificates--Termination; Repurchase of
                                    Certificates" in the Prospectus.]

Advances.........................   The Servicers of the Mortgage Loans (and the
                                    Master Servicer, with respect to each
                                    Mortgage Loan that it services directly and otherwise, to the extent the related
                                    Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans under certain circumstances. See
                                    "Description of Certificates--Advances" in the Prospectus.

Trustee..........................   _________________________ (the "Trustee").
                                    See "Description of the
                                    Certificates--Trustee" herein.

Certificate Rating...............   It is a condition of issuance of the Class A
                                    Certificates that they be rated in one of the two highest rating categories of the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that
                                    Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment Considerations" herein and "Yield
                                    Considerations" in the Prospectus.

Legal Investment.................   The Class A Certificates constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment"
                                    [herein and] in the Prospectus.

ERISA Considerations.............   See "ERISA Considerations" in the Prospectus
                                    [and herein].

Tax Aspects......................   The Depositor intends to make an election to
                                    treat the Trust as a Real Estate Mortgage
                                    Investment Conduit (a "REMIC") pursuant to the Internal Revenue Code of 1986, as amended. [The Certificates other than the Class R Certificates (the "Regular
                                    Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes.
                                    Certain Classes of the Regular Certificates may be issued with original issue discount.
                                    The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular
                                    Certificates for federal income tax purposes
                                    (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment
                                    Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See "Certain Federal
                                    Income Tax Consequences" herein and in the Prospectus.]

                                  RISK FACTORS

General

     The rate of distributions in reduction of the principal balance of any Subclass or Class of Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any Subclass or Class of Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of Mortgagor defaults resulting in realized Losses. The rate of principal payments on the Mortgage Loans will, in turn, be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor, the Master Servicer or any Unaffiliated Seller of Mortgage Loans as a result of certain breaches of representations and warranties and optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Certificates-- Termination; Repurchase of Mortgage Loans" herein and "The Trust Fund-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-Assignment of Mortgage Loans; and Termination" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.


     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Mortgage Loans due to, among other things (w) a concentration of Mortgage Loans originated by one or a few dealers, (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) and (iii) a discussion of the basis risk associated with a Class of Certificates.]



                        DESCRIPTION OF THE MORTGAGE POOL
                         AND THE UNDERLYING PROPERTIES**

     The Mortgage Pool will consist of Mortgage Loans evidenced by notes with aggregate unpaid principal balances outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $_________________ . The amount is subject to a permitted variance of up to __________ %. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date will be $[ ______ ]. The Mortgage Pool will consist of
[____ ] -year, [fixed-] rate, fully-amortizing, ______[level-payment] Mortgage Loans, as more fully described in the Prospectus.

- --------

* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Description of the Contract Pool."

     The weighted average interest rate of the Mortgage Loans as of the Cut-off Date will be at least ___________ % but no more than ___________ %. All Mortgage Loans will have interest rates of at least ___________ % but no more than ___________ %. The weighted average maturity of the Mortgage Loans, as of the Cut-off Date, will be at least ____________ years but no more than _____________ years. All Mortgage Loans will have original maturities of at least _____________ but no more than _____________ years. None of the Mortgage Loans will have been originated prior to _____________ or after ______________ 19 . None of the Mortgage Loans will have a scheduled maturity later than ________ .

     The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):

     No more than _____________ % of the Mortgage Loans will have been originated before __________________________ . See "Certain Federal Income Tax Consequences--Mortgage Pools." "--Taxation of Owners of Trust Fractional Certificates" and "--Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

     At least _____________ % of the Mortgage Loans will be Mortgage Loans each having outstanding principal balances of less than $ _______________ .

     No more than _____________ % of the Mortgage Loans will be Mortgage Loans each having outstanding principal balances of more than $ _______________.

     No more than _____________ % of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 80%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of [95%].

     [All of the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of private mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value.]

     [ ____________ % of the Mortgage Loans will be secured by Mortgages on single-family dwellings] [ ____________ % of the Mortgage Loans will be secured by Multifamily Properties][ ____________ % of the Mortgage Loans will be secured by a pledge of shares of a Cooperative and an assignment of a proprietary lease or occupancy agreement on a Cooperative Dwelling.]

     No more than _____________% of the Mortgage Loans will be secured by Mortgages on condominiums.

     No more than _____________ %, by aggregate principal balance, of the Mortgage Loans will be Mortgage Loans for which Buy-Down Funds have been provided and no more than _____________ % of the principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

     No more than _________%, by aggregate principal balance, of the Mortgage Loans will be GPM Loans.

     At least ___________ % of the Mortgage Loans will be secured by an owner-occupied Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that he then intended to occupy the underlying property or, in the absence of such a representation, various factors indicating that such underlying property is owner-occupied.

     No more than [__________]% of the Mortgage Loans will be secured by Mortgages on properties located in any one zip code.

     The Mortgage Loans will be secured by Mortgages on properties located in the states of ________________.

[With respect to ARM Loans, specify the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans.]

[With respect to Mortgage Loans which are secured by Multifamily Properties, specify (i) whether such loans provide for interest only periods and whether the principal amounts of such loans are amortized on the basis of a period of time that extends beyond the related maturity dates thereof and (ii) any materially different underwriting standards for such loans.]

[With respect to Multi-Class Certificates, specify the method of determining the Asset Value of each Trust Asset.]

[Specify whether the Depositor, the Master Servicer or the related Servicer, as the case may be, has the right to substitute Mortgage Loans and the period during which the Depositor, the Master Servicer or the related Servicer may exercise such right.]

     Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Mortgage Loans: years of origination, types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.


                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and Servicing Agreement") among the Depository,______________, as master servicer (the "Master Servicer"), and _____________ , as trustee (the "Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Percentage Interest evidenced by each Class A-1 Certificate will be determined by dividing the original principal amount of such Class A-1 Certificate by the aggregate original principal amount of all Class A-1 Certificates. The Percentage Interest evidenced by each Class A-2 Certificate will be determined by dividing the original notional amount of such Class A-2 Certificate by the aggregate original notional amount of all Class A-2 Certificates. The Class A Certificates will be issued only in fully registered form in denominations of $________________ and integral multiples of $ ______ in excess thereof.

     The Master Servicer will allocate each month's distributions of principal and interest on the Mortgage Loans at the Pass-Through Rate as follows:
_______________ % of the monthly Principal Distribution and ________________ % of the Interest Distribution will be allocated to the Holders of the Class A-1 Certificates (such sum being the "Class A-1 Distribution Amount"); ____% of the Interest Distribution will be allocated to the Holders of the Class A-2 Certificates (such amount being the "Class A-2 Distribution Amount"). Holders of Class A-2 Certificates will not receive distributions of principal with respect to the Mortgage Loans. On each Distribution Date, the Master Servicer will distribute to each Holder of a Class A Certificate an amount equal to the Certificateholder's Percentage Interest evidenced by the Class A Certificate in the Class A-1 Distribution Amount or the Class A-2 Distribution Amount, as the case may be. The remaining distribution will be made to the Holders of the Class B Certificates, as more fully set forth below. Such distributions will be made to Certificateholders of record on the Record Date for such Distribution Date.

     On each Distribution Date, the Master Servicer will distribute to the Class A Certificateholders, in the manner set forth above, an amount (the "Required Distribution") equal to the sum of:

          (i) the aggregate undivided interest evidenced by all Class A Certificates (such aggregate undivided interest being the sum of the aggregate interests evidenced by the Class A Certificates in the Principal Distribution and the Interest Distribution) (the "Senior Interest") in: (a) until such time as the Subordinated Amount is reduced to zero, all scheduled payments of principal and interest (including any advances thereof), adjusted to the applicable Pass-Through Rate, which payments became due on the due date to which such Distribution Date relates (the "Due Date"), whether or not such payments are actually received; and
     (b) after the Subordinated Amount is reduced to zero, all payments of principal and interest, adjusted to the applicable Pass-Through Rate, due on such Due Date or due, but not previously received, since the time the Subordinated Amount was reduced to zero, but only to the extent such payments are actually received or advanced prior to the Determination Date;

          (ii) the Senior Interest in all principal prepayments received during the month prior to the month of distribution and, interest at the Pass-Though Rate to the end of the month in which such principal prepayments occur;

          (iii) the Senior Interest in the sum of (a) the outstanding principal balance of each Mortgage Loan or property acquired in respect thereof that was repurchased pursuant to the Pooling and Servicing Agreement or liquidated or foreclosed during the monthly period ending on the day prior to the Due Date to which such distribution relates, calculated as of the date each such Mortgage Loan was repurchased, liquidated or foreclosed, and
     (b) accrued but unpaid interest on such principal balance, adjusted to the Pass-Through Rate, to the first day of the month following the month of such repurchase, liquidation or foreclosure.

     The Required Distribution will be distributed to the Class A Certificateholders to the extent that there are sufficient eligible funds available for distribution to such Class A Certificateholders on a Distribution Date. Funds eligible for such purpose with respect to each Distribution Date shall be as set forth in the Prospectus under "Payments on Mortgage Loans."

     If the funds in the Certificate Account eligible for distribution to the Class A Certificateholders (including all funds required to be deposited therein from the Reserve Fund and any Advances by the Servicers or the Master Servicer) are not sufficient to make the full distribution of the Required Distribution on any Distribution Date, the Master Servicer shall distribute on such Distribution Date to the Class A Certificateholders the amount of funds eligible for distribution to such Class A Certificateholders. If, on any Distribution Date, prior to the time the Subordinated Amount has been reduced to zero, the Class A Certificateholders do not receive the Required Distribution, the Holders of the Class B Certificates will not receive any distributions on such Distribution Date. Any amounts in the Certificate Account after the Required Distribution is made to the Class A Certificateholders will be paid to the holders of the Class B Certificates. Holders of the Class B Certificates will not be required to refund any amounts that have previously been properly distributed to them directly from the Certificate Account, regardless of whether there are sufficient funds on such Distribution Date to make a full distribution to the Class A Certificateholders. The subordination of distributions allocable to Holders of the Class B Certificates is limited to the Subordinated Amount, which will decrease over time as more fully set forth in the Pooling and Servicing Agreement, and such subordination will apply on any Distribution Date only to then current distributions allocable to the Class B Certificateholders.

     Distributions to Holders of Class A and Class B Certificates will be made on a pro rata basis, in accordance with the aggregate Percentage Interests of each Class held by each Certificateholder of the related Class.

     Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder, provided, however, that the final distribution in retirement of the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency specified in the notice of Certificateholders of such final distribution.

     The Class A Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the office or agency of the Master Servicer maintained for the purpose in New York, New York. Class A Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Class A Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently located at ___________________________ .

Trustee

     The Trustee for the Certificates will be ______________________, a bank organized and existing under the laws of with its principal office located at
_____________________.

The Master Servicer

     The Master Servicer is a _______________________ corporation that commenced operations in ________________________ . The Master Servicer is a FNMA/FHLMC approved seller-servicer based in ________________________ . As of ________________________ , the Master Servicer serviced, for other investors and for its own account, approximately ________ mortgage loans with an aggregate principal balance in excess of $ _______________________ . The Master Servicer originated approximately $ ________________________ in mortgage loans in 19 . The Master Servicer's consolidated stockholder's equity as of ________________________ was approximately $ _______________________ .

     The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

     The Master Servicer will obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond") insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances" in an amount and form acceptable to the nationally recognized statistical rating organization or organizations rating the Class A Certificates (collectively, the "Rating Agency").

Servicing Compensation and Payment of Expenses

     The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Mortgage Loan, equal to the excess of each interest payment on a Mortgage Loan over the Pass-Through Rate, less [(a)] any serving compensation payable to the Servicer of such Mortgage Loan under the terms of the agreement with the Master Servicer pursuant to which such Mortgage Loan is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Servicer)[.] [, and (b) the amount payable to the Depositor, as directed below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Mortgage Loan an amount equal to one-twelfth of _________ % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan, an amount equal to one-twelfth of ________________ % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Service and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

     Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation and amounts payable to Depositor might be characterized as an ownership interest in the interest payments on the Mortgage Loans ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average Mortgage Rate, or the stated interest rates on the Mortgage Loans exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted averaged or loan-by-loan basis. [The Depositor intends to treat ________________% of such servicing compensation and ________________-% of the amount payable to it described above as Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Certain Federal Income Tax Consequences--Mortgage Pools" and "--Taxation of Owners of Trust Fractional Certificates" in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[Termination; Repurchase of Mortgage Loans

     The Pooling and Servicing Agreement provides that the Depositor may purchase from the Trust all Mortgage Loans remaining in the Mortgage Pool and thereby effect early retirement of the Certificates, provided that [the aggregate unpaid balances of the Mortgage Loans at the time of such repurchase is less than [10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date]. The purchase price for any such repurchase [will be the outstanding principal balance of such Mortgage Loans together with accrued and unpaid interest at the Pass-Through Rate to the last day of the month of such repurchase, plus the appraiser value of any property acquired in respect thereof.] Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]


                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

Prepayment Experience on the Mortgage Loans

     The rate of principal payments on the Class A-1 Certificates, the aggregate amount of each interest payment on the Class A-1 Certificates and Class A-2 Certificates and the yield to maturity of the Class A-1 and Class A-2 Certificates will correspond directly to the rate of payments of principal on the Mortgage Loans (including, for this purpose, scheduled amortization, payments resulting from liquidation due to default, casualty, condemnation and the like and repurchases by the Servicers under the circumstances described herein and in the Prospectus). The rate of principal payments on pools of mortgages or loans are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans by the Servicers. See "Termination; Repurchase of Mortgage Loans" herein and "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus. In any such event, the repurchase price would be passed through to Certificateholders as a prepayment of principal. See "Maturity and Prepayment Considerations" in the Prospectus.

     [[All] [ %] of the Mortgage Loans contain "due-on-sale" provisions. Consequently, acceleration of mortgage payments as a result of transfers of the related mortgaged property will affect the level of prepayments on the Mortgage Loans. In addition, Mortgagors may prepay the Mortgage Loans at any time without penalty.]

     [As the Class A-1 Certificates are being offered at discounts from their original principal amounts, if the purchaser of a Class A-1 Certificate calculates is anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated.] Since the Class A-2 Certificates are being offered without any original principal amount, if the purchaser of a Class A-2 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated.

     The timing of changes in the rate of prepayments of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     [BECAUSE THE CLASS A-1 CERTIFICATES ARE BEING OFFERED AT A DISCOUNT FROM THEIR ORIGINAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY ON SUCH CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS.]

     BECAUSE THE CLASS A-2 CERTIFICATES ARE BEING OFFERED WITHOUT ANY PRINCIPAL AMOUNT, THE YIELD TO MATURITY ON THE CLASS A-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. PROSPECTIVE INVESTORS IN THE CLASS A-2 CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT IF THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS IS RAPID SUCH INVESTORS MAY NOT FULLY RECOUP THEIR INITIAL INVESTMENT.

Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The assumed final Distribution Date with respect to the Certificates is [ _______________ ], which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the Mortgage Loans: [insert assumptions]

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]


     The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Class A Certificates.


                                     RATING

         It is a condition of issuance of the Class A certificates that they be rated in one of the two highest rating categories of the Rating Agency prior to issuance. Such rating addresses the likelihood that the holders of the Class A Certificates will receive payments required under the Pooling and Servicing Agreement. In assigning such a rating, to mortgage pass-through certificates, the Rating Agency takes into consideration the credit quality of mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make required payments on such certificates. Such rating does not, however, represent an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such payments might differ from that originally anticipated. As a result, holders of the Class A Certificates might suffer a lower than anticipated yield, and holders of the Class A-2 Certificates might fail, in circumstances of extreme prepayment, to recoup their original investment.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.


                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]
                   [tax discussion to be added, as applicable]


                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]

                             [ERISA CONSIDERATIONS]*

     [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

     [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus).]

     To qualify for exemption under PTCE 83-1 (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus), a Class A Certificate of an Exempt Series must entitle its holder to pass-through payments of both principal and interest on the Mortgage Loans. Because holders of Class A-2 Certificates are only entitled to pass-through payments of interest (but not principal), PTCE 83-1 will not exempt Plans which acquire the Class A-2 Certificates from the prohibited transaction rules of ERISA. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates. However, the other PTCE's or the Underwriter's PTE may be applicable. See "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus.


                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor [, is acting as Representative.] The [Underwriter[s] named below] [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amount[s] of the Class A Certificates:


                                        Class A-1      Class A-2
     [Underwriter                      Certificates   Certificates       Total
Credit Suisse First Boston Corporation     $               $               $
         Total...........................  $               $               $]

     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Class A Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Class A Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement [, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                                   Concession (Percent      Discount (Percent of
                                   of Principal Amount)     Principal Amount)
Class A-1..............................      %                      %
Class A-2..............................      %                      %


     After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act.


* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "ERISA Considerations" or in the Prospectus under "ERISA Considerations."

[If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]


                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by
_______________.


                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the offering of the Class A Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in the open market or in privately negotiated transactions.

                                 INDEX OF TERMS


                                                          Page on which Term
                                                          is defined in the
Term                                                      Prospectus Supplement
[Aggregate Losses.................................................
[ARM Loans........................................................
[Asset Value......................................................
[Buy Down Funds...................................................
[Certificate Registration.........................................
[Certificate Principal Balance....................................
Certificates......................................................
Class A Certificates..............................................
Class A-1 Certificates............................................
Class A-2 Certificates............................................
Class A-1 Distribution Amount.....................................
Class A-2 Distribution Amount.....................................
Class B Certificates..............................................
Class B-1 Certificates............................................
Class R Certificates..............................................
Commission........................................................
Contracts.........................................................
Cooperative.......................................................
Cooperative Dwelling..............................................
Cooperative Loans.................................................
[Cut-off-Date.....................................................
Depositor.........................................................
[Determination Date...............................................
[Distribution Date................................................
Due Date..........................................................
Enhancement Act...................................................
Exchange act......................................................
[Final Scheduled Distribution Date................................
[Interest Accrual Period..........................................
Interest Distribution.............................................
Master Servicer...................................................
[Mortgage Pool....................................................
Mortgage Loans....................................................
Multifamily Property..............................................
[Notional Amount..................................................
[Original Value...................................................
Pass-Through Rate.................................................
Percentage Interest...............................................
Performance Bond..................................................
Pooling and Servicing Agreement...................................
Principal Distribution............................................
[Principal Weighted Class.........................................
Rating Agency.....................................................
[Record Date......................................................
Reference Agreement...............................................
Regular Certificates..............................................
REMIC.............................................................
Required Distribution.............................................
Required Reserve..................................................
Reserve Fund......................................................
Retained Yield....................................................


Securities Act.....................................................
Senior Interest....................................................
Single family Property.............................................
SPA................................................................
Standard Terms.....................................................
Subclass...........................................................
Subordinated Amount................................................
Trust..............................................................
[Trust Asset.......................................................
Trust Fund.........................................................
Trustee............................................................
Underwriter........................................................
[Underwriting Agreement............................................

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Additional Information..................................................
Reports to Certificateholders...........................................
Summary of Terms........................................................
Risk Factors............................................................
Description of the Mortgage Pool and
  the Underlying Properties.............................................
Description of the Certificates.........................................
Yield and Prepayment Considerations.....................................
Rating..................................................................
Certain Federal Income Tax Consequences.................................
Legal Investment Considerations.........................................
ERISA Considerations....................................................
Underwriting............................................................
Legal Matters...........................................................
Use of Proceeds.........................................................
Index of Index..........................................................

                                   PROSPECTUS

Prospectus Supplement...................................................
Additional Information..................................................
Incorporation of Certain Information by Reference.......................
Summary of Terms........................................................
Risk Factors............................................................
The Trust Fund..........................................................
The Depositor...........................................................
Use of Proceeds.........................................................
Yield Considerations....................................................
Maturity and Prepayment Considerations..................................
Description of the Certificates.........................................
Credit Support..........................................................
Description of Insurance................................................
Certain Legal Aspects of the Mortgage
   Loans and Contracts..................................................
Certain Federal Income Tax Consequences.................................
ERISA Considerations....................................................
Legal Investment........................................................
Plan of Distribution....................................................
Legal Matters...........................................................
Index of Terms..........................................................


                                  Asset Backed
                             Securities Corporation
                                    Depositor

                                  $
                           _________ Conduit Mortgage
                           Pass-Through Certificates,
                                  Series 199_







                                   PROSPECTUS






                     Credit Suisse First Boston Corporation